Exhibit 16(ii)

                                     PNCCPAs



February 7, 2003

Chief Accountant
Securities and Exchange Commission
450 Fifth Street. N.W.
Washington, D.C. 20549



Re:      Royal Waterlily, Inc.
         File No. 0-31211

We have read the statements that Royal Waterlily, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,


/s/ Pender Newkirk & Company
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Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
















              Pender Newkirk & Company Certified Public Accountants
             100 South Ashley Drive, Suite 1650 Tampa, Florida 33602
                       (813) 229-2321 Fax: (813) 229-2359
                             Web Site www.pnccpa.com

    Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants